Exhibit 10.4

CHANGE IN CONTROL SEVERANCE AGREEMENT
THIS CHANGE IN CONTROL SEVERANCE AGREEMENT (the "Agreement") is made and entered into as of this 20th day of December, 2017, by and between Mid-Southern Savings Bank, FSB (the "Bank"), Mid-Southern Bancorp, Inc. (the "Company") and Erica B. Schmidt (the "Employee").

WHEREAS, the Employee is currently serving as Executive Vice President/Chief Financial Officer/Treasurer/Corporate Secretary of the Company and the Bank: and
WHEREAS, the board of directors of the Bank and the Company (the "Boards") recognize the possibility that a change in control involving the Company and/or the Bank may occur; and
WHEREAS, the Boards believe it is in the best interests of the Bank and the Company to enter into this Agreement with the Employee in order to assure continuity of management of the Bank and to reinforce and encourage the continued attention and dedication of the Employee to the Employee's assigned duties without distraction in the face of potentially disruptive circumstances arising from the possibility of a change in control of the Company and/or the Bank, although no such change is now contemplated; and
WHEREAS, the Boards have approved and authorized the execution of this Agreement with the Employee.
NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:
1.            Certain Definitions.
"Agreement Renewal Date" shall mean each anniversary of the Commencement Date.
"Change in Control" means: (1) an event or series of events which have the effect of any "person" as the term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act"), other than any trustee or other fiduciary holding securities of the Bank under an employee benefit plan of the Bank, becoming the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly of securities of the Company or the Bank representing 50% or more of the combined voting power of the Company's or the Bank's outstanding securities; (2) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the stockholders, of each new director was approved by either the Company or by a vote of two-thirds of the Bank's directors then still in office who were directors at the beginning of the period, or (3) the business of the Bank is disposed of pursuant to a partial or complete liquidation, sale of assets, a merger or otherwise.  Notwithstanding the foregoing, the term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company.
"Commencement Date" means the date of this Agreement as set forth above.
"Consolidated Subsidiaries" means any subsidiary or subsidiaries of the Company (or its successor) that are part of the affiliated group (as defined in Section 1504 of the Internal Revenue Code of 1986, as amended (the "Code"), without regard to subsection (b) thereof) with the Company.
"Date of Termination" means the date the Employee ceases to serve as an employee of the Bank.

"Involuntary Termination" means the termination of the employment of Employee (1) by the Bank, without her express written consent; or (2) by the Employee due to her resignation from the Bank no more than 60 days after the date: (a) the Bank reduces or changes the Employee's duties to those which are clearly not consistent with executive status; (b) the Bank requires the Employee to change her principal work location by at least 30 miles and the Employee refuses to make such move; or (c) the Bank reduces the Employee's base salary (other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank), in each case each condition is not cured within 30 days after the Employee has delivered written notice of such condition to the Bank.  In each case, the Employee must give the Bank notice of the condition within 90 days of the initial existence of the condition.  The term "Involuntary Termination" does not include Termination for Cause or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act.
"Restriction Period" shall mean the one-year period commencing on the date of the Employee's Date of Termination.

"Section 409A" shall mean Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.
"Termination for Cause" means termination of the employment of the Employee because of the Employee's: (1) willful and continued failure to substantially perform her duties with the Bank after written demand for substantial performance has been delivered to the Employee by the Bank and the Employee has been given a reasonable opportunity for cure; (2) the willful engaging by the Employee in gross misconduct materially and demonstrably injurious to the Bank or its reputation; (3) breach of fiduciary duty involving personal profit; or (4) material violation of any law, rule or regulation other than traffic violations or similar offenses.  For purposes of this definition, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or admitted to be done, by the Employee not in good faith and without reasonable belief that the Employee's action or omission was in the best interest of the Bank.
2.            Term. The initial term of this Agreement shall be one year, beginning on the Commencement Date, subject to earlier termination as provided herein. On each Agreement Renewal Date, the term of this Agreement shall be extended for one year, provided that within the 90 day period ending on such Agreement Renewal Date, the Board of Directors of the Bank does not inform the Employee in writing that the Agreement will not be extended. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.
3.            Severance Benefits.
(a)            If, within the 12 months following a Change in Control, the Employee experiences an Involuntary Termination, the Company and/or the Bank shall pay to the Employee, within 25 days after the Date of Termination, a lump sum cash payment equal to one hundred and fifty percent (150%) times the Employee's annual base salary (determined as of the Date of Termination and, for the avoidance of doubt, disregarding any incentive or other extraordinary compensation) subject to applicable tax and other withholdings.  The obligation of the Company and the Bank to make payment under this Section 3 is joint and several.  No payment shall be made under this Section 3 unless the Employee timely executes a release substantially in the form attached as Exhibit A hereto. Payments under this Section 3 are subject to the restrictions and conditions set forth in this Agreement.  Payments under this Section 3 shall not be taken into account in determining the contributions or benefits due under any other plan or arrangement of the Company and/or the Bank, unless explicitly provided for in such plan or arrangement.

(b)            The Employee shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise. This Agreement does not constitute a contract of employment or impose on the Company or the Bank any obligation to retain the Employee, to change the status of the Employee's employment, or to change the Company's or the Bank's policies regarding termination of employment.
(c)            Regulatory Matters.

(1)            If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act ("FDIA"), 12 U.S.C. Section 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings.  If the charges in the notice are dismissed, the Bank may in its discretion pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended, and reinstate in whole or in part any of its obligations which were suspended, in a manner that does not violate Section 409A.

(2)            If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. Section 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the Employee and the Bank shall not be affected.

(3)            If the Bank is in default (as defined in Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the Employee and the Bank.

(4)            All obligations under this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the Bank: (1) at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Officer of the Comptroller of the Currency ("OCC") or the Federal Deposit Insurance Corporation ("FDIC"), at the time either or both of them approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.  Any rights of the parties that have already vested, however, shall not be affected by any such action.

(5)            Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and FDIC regulation 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.  No Change in Control Payment will be made to Employee under this Agreement unless the FDIC and the OCC provide any necessary approvals of the Change in Control Payment prior to it being paid.

(d)            Notwithstanding any other provision of this Agreement, if payments and the value of benefits received or to be received under this Agreement, together with any other amounts and the value of benefits received or to be received by the Employee, would cause any amount to be nondeductible by the Company or any of the Consolidated Subsidiaries (including the Bank) for federal income tax purposes pursuant to or by reason of Code Section 280G, then payments and benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so that no amounts become nondeductible pursuant to or by reason of Code Section 280G.

(e)            Any payments made to the Employee pursuant to this Agreement also are subject to the Employee complying with the requirements of Section 4.  If those requirements are not met, then amounts payable under this Section 3 are subject to reimbursement as provided for in Section 4.

4.            Nonsolicitation; Nonraiding; Nondisclosure.

(a)            During the Restriction Period, the Employee shall not solicit any Customers for services or products then provided by the Company, the Bank or the Consolidated Subsidiaries.  For purpose of this Section, "Customers" are defined as (1) all customers serviced by the Company, the Bank, or any of the Consolidated Subsidiaries as of the Employee's Date of Termination, (2) all potential customers whom the Company, the Bank or any of the Consolidated Subsidiaries actively solicited at any time during the 12-month period ending on the Employee's Date of Termination, and (3) all successors, owners, directors, partners and management personnel of the Customers described in (1) or (2).
                                        (b)            The Employee recognizes that the workforce of the Company and the Bank is a vital part of their businesses; therefore, during the Restriction Period, the Employee shall not directly or indirectly recruit or solicit any Employee (as defined below) to leave employment with the Company, the Bank or any of the Consolidated Subsidiaries. Without limiting the foregoing, this includes that the Employee shall not (1) disclose to any third party the names, backgrounds, or qualifications of any of the Employees or otherwise identify them as potential candidates for employment, or (2) personally or through any other person approach, recruit, interview or otherwise solicit Employees to work for any other employer.  For purposes of this Section, "Employees" means all employees working for the Company, the Bank or any of the Consolidated Subsidiaries at the time of the Employee's Date of Termination.

(c)            In the course of employment, the Employee may have access to confidential information and trade secrets relating to the business of the Bank and/or the Company. Except as required in the course of employment by the Bank, the Employee shall not, without the prior written consent of the Board of the Directors of the Company, directly or indirectly disclose to anyone any confidential information relating to the Bank, the Company or any financial information, trade secrets or "know-how" that is germane to the Bank's or the Company's business and operations. The Employee recognizes and acknowledges that any financial information concerning any of the customers of the Bank, the Company or any affiliated entity, as may exist from time to time, is strictly confidential and is a valuable, special and unique asset of their businesses.  The Employee shall not, either before or after termination of this Agreement, disclose to anyone said financial information, or any part thereof, for any reason or purposes whatsoever.

NOTICE:  Notwithstanding the foregoing nondisclosure obligations, pursuant to 18 USC Section 1833(b), the Employee shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (2) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Additionally, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual: (a) files any document containing the trade secret under seal; and (b) does not disclose the trade secret, except pursuant to court order.

(d)            In the event the Employee violates any provision in this Section 4, the Employee will be subject to damages and because of the relationship of employer and employee, it is hereby agreed injunctive relief is necessary for the Company and the Bank to enforce these provisions of the Agreement to protect its business and good will.  The Bank may reduce or eliminate payments due under this Agreement, or seek reimbursement of such payments, as necessary to mitigate such damages.

5.            No Assignments.
(a)            This Agreement is personal to each of the Parties hereto, and no Party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other Parties; provided, however, that the Company and/or the Bank shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company and/or the Bank, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company and/or the Bank would be required to perform it if no such succession or assignment had taken place. Failure of the Company and/or the Bank to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Company and/or the Bank in the same amount and on the same terms that Employee would be entitled to hereunder had an Involuntary Termination occurred.  For purposes of implementing the provisions of this Section 5(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.
(b)            This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. In the event of the death of the Employee, unless otherwise provided herein, all amounts payable hereunder shall be paid to the Employee's devisee, legatee, or other designee or, if there be no such designee, to the Employee's estate.
6.            Delivery of Notices. For the purposes of this Agreement, all notices and other communications to any party hereto shall be in writing and shall be deemed to have been duly given when delivered or sent by certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Employee:	Erica B. Schmidt 7955 W Mt. Tabor Rd. Salem, Indiana 47167

If to the Company and/or the Bank:	Dana J. Dunbar
Chairman of the Board of Directors
Mid-Southern Savings Bank, FSB
300 N. Water Street P.O. Box 545 Salem, Indiana 47167
or to such other address as such party may have furnished to the other in writing in accordance herewith, except that a notice of change of address shall be effective only upon receipt.

7.            Amendments. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided or as necessary to avoid a violation of Section 409A, in which case the amendment may be made by the Bank or its delegate.
8.            Headings. The headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
9.            Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.
10.            Governing Law. This Agreement shall be governed by the laws of the State of Indiana to the extent that federal law does not govern.
11.            Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by binding arbitration, conducted before a panel of three arbitrators in a location selected by the Employee within 100 miles of such Employee's job location with the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction.
* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
Attest:	MID-SOUTHERN SAVINGS BANK, FSB

/s/Alexander G. Babey	/s/Dana J. Dunbar
President/CEO	By: Dana J. Dunbar
Its:

Attest:	MID-SOUTHERN BANCORP, INC.

/s/Alexander G. Babey	/s/Dana J. Dunbar
President/CEO	By: Dana J. Dunbar
Its:

EMPLOYEE

/s/Erica B. Schmidt

EXHIBIT A
Form of General Release

This General Release ("Agreement") is between Erica B. Schmidt ("Employee"), Mid-Southern Savings Bank, FSB (the "Bank") and Mid-Southern Bancorp, Inc. (the "Company"), collectively, the "Parties".  The Employee acknowledges that this Agreement is being executed in accordance with Section 3(a) of the Change in Control Severance Agreement dated December 20, 2017 (the "Source Agreement").

The Parties desire to resolve all matters, known or unknown, arising out of Employee's employment with and separation from the Company and/or the Bank according to the terms, conditions and consideration included in this Agreement.

This Agreement is dated ______________ for reference purposes, which is the date that this Agreement was delivered to the Employee for consideration.

Based on the above recitals, the Parties agree that the following terms will apply only if all conditions of this Agreement are met:

1.1	Release.

(a)            Employee hereby releases and forever discharges any and all of the "Released Parties" (defined below) from any and all claims of any kind, known or unknown, which Employee ever had, now has, or hereafter may have, that arose on or before the date that she signed this Agreement, including without limitation, claims for:
•
wrongful termination or constructive discharge, including claims based on violation of public policy; breach of agreements, representations, policies or practices related to Employee's relationship with any Released Party; or based on any legal obligation owed by any Released Party;

•
violation of federal, state, or local laws, ordinances, or executive orders prohibiting discrimination, harassment or retaliation, or requiring accommodation, on the basis of race, ancestry, creed, color, religion, national origin, pregnancy, childbirth or related medical conditions, families with children, sex, genetic information, marital status, sexual orientation, gender expression or gender identity, political ideology, age, honorably discharged veteran or military status, sensory, physical, or mental impairment or other legally protected characteristic or activity;

•	wages (including overtime pay) or compensation of any kind (including attorney's fees or costs) to the fullest extent permitted by law;
•
tortious interference with contract or expectancy; fraud or negligent misrepresentation; breach of privacy, defamation or libel; intentional or negligent infliction of emotional distress; unfair labor practices; breach of fiduciary duty; or any other tort;

•
violation of the Consolidated Omnibus Budget and Reconciliation Act of 1985 (COBRA); the Fair Labor Standards Act (FLSA); the Labor Management Relations Act (LMRA); the Employee Polygraph Protection Act; the Racketeer Influenced and Corrupt Organizations Act (RICO); the Electronic Communications Privacy Act; the Uniform Services Employment and Re-Employment Rights Act (USERRA); the Sarbanes-Oxley Act; the

Civil Rights Act of 1964; Title VII; Sections 1981 through 1988 of Title 42 of the United States Code; the Civil Rights Act of 1991; the Equal Pay Act of 1963; the Lilly Ledbetter Fair Pay Act; the Genetic Information Nondiscrimination Act of 2008 (GINA); the Americans with Disabilities Act of 1990 (ADA); the federal Family and Medical Leave Act of 1993 (FMLA); the Worker Adjustment and Retraining Notification Act (WARN); the Occupational Safety and Health Act (OSHA); the Sarbanes-Oxley Act of 2002; the Employee Retirement Income Security Act of 1974 (ERISA); the National Labor Relations Act (NLRA); the Immigration Reform and Control Act (IRCA); including any and all amendments to the above, to the fullest extent permitted by law;
•	the Age Discrimination in Employment Act of 1967 (ADEA); the Older Workers Benefit Protection Act (OWBPA); and
•	violations of all similar federal, state and local laws, to the fullest extent permitted by law.
(b)            "Released Party" or "Released Parties" includes Mid-Southern Savings Bank, FSB, Mid-Southern Bancorp, Inc., and all former, current and future parents, subsidiaries, related companies and affiliates (including any partnerships or joint ventures), and the benefit plans of each such entity; and with respect to each such entity, all past, present and future employees, supervisors, managers, fiduciaries, directors, officers, owners, shareholders, representatives, agents, attorneys, assigns, insurers, whether acting in their individual or official capacities, and any other persons acting by, through, under, or in concert with any of the persons or entities listed in this paragraph; and with respect to each such entity and individual, all predecessors, successors and assigns.
(c)            Employee agrees that, except as may be required by subpoena, court order, or other force of law, Employee will not in any way assist any individual or entity in commencing or prosecuting any action or proceeding against any Released Party connected to any and all matters arising from any event that has occurred up to the date of the Employee's separation from service with the Company and/or the Bank (the "Separation Date").
(d)            Employee understands that she is releasing potentially unknown claims, and that Employee has limited knowledge with respect to some of the claims being released.  Employee acknowledges that there is a risk that, after signing this Agreement, she may learn information that might have affected Employee's decision to enter into this Agreement.  Employee assumes this risk and all other risks of any mistake in entering into this Agreement.  Employee acknowledges that this Agreement and the release and discharge contained herein is fairly and knowingly made.  Employee is giving up all rights and claims of any kind, known or unknown, except for the rights specifically given in this Agreement.
(e)            This Agreement does not in any way affect: (1) the Employee's rights of indemnification to which the Employee was entitled immediately prior to the Separation Date (as an employee or director of any of the Released Parties); (2) any rights the Employee may have as a shareholder of a Released Party; (3) the Employee's vested rights under any tax-qualified retirement plan or stock compensation plan maintained by a Released Party; (4) any right the Employee may have to obtain contribution in the event of an entry of judgment against the Employee as a result of any act or failure to act for which the Employee and any of the Released Parties are jointly responsible; and (5) the right of the Employee to take whatever steps may be necessary to enforce the terms of the Source Agreement.
1.2.            Indemnification.  Employee agrees to indemnify and hold Released Parties harmless from and against all losses, costs, damages or expenses, including, without limitation, reasonable attorney's fees incurred, arising out of a breach of this Agreement.  As a material part of this Agreement, Employee represents and warrants that there are presently no claims or potential claims that are capable of being asserted against the Released Parties which she has not asserted or which could be asserted on her behalf or on behalf of her marital community.
1.3            Affirmations.

(a)            Employee affirms that she has disclosed any workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under federal, state, or local laws, including family or medical leave, paid sick or safe leave, or any other leave mandated by law.
(b)            Employee affirms that she has not and will not initiate any suit, action, or arbitration before any federal, state or local judicial, administrative or other forum with respect to any matter arising out of or connected with her employment with the Company or the Bank and/or the termination of that employment; and that, without subpoena, she will not, except at the Company or the Bank's request, testify in any judicial or administrative proceedings to which any Released Party is a party regarding any matter involving the affairs of any Released Party of which Employee has knowledge.  Nothing in this Agreement precludes Employee from filing a charge or complaint with an appropriate administrative agency.  However, Employee agrees that she is not entitled to and will not accept any monetary recovery directly from the Company or the Bank as a result of filing such charge or complaint.  Employee affirms that she has not transferred or assigned any claims or rights to claims to any other person or entity.
(c)            Nothing in this Agreement prohibits Employee from reporting possible violations of federal, state or local laws or regulations to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the United States Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal, state or local laws or regulations. Employee does not need prior authorization of any kind to make any such reports or disclosures and Employee is not required to notify the Company that Employee has made such reports or disclosures.
1.4            Older Workers' Benefit Protection Act Provisions.  In accordance with the requirements of the Older Workers' Benefit Protection Act, Employee expressly acknowledges the following:

(a)            Independent Legal Counsel.  Employee is advised and encouraged to consult with an attorney before signing this Agreement.  Employee acknowledges that, if she desired to consult an attorney, she had an adequate opportunity to do so.
(b)            Consideration Period.  Employee has twenty-one (21) calendar days from the date this Agreement was given to her (______________) to consider this Agreement before signing it.  Employee agrees that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original twenty-one (21) calendar day consideration period.  The twenty-one (21) day period expires on ______________.  Employee may use as much or as little of this twenty-one (21) day period as she wishes before signing.  If Employee does not sign and return this Agreement within this twenty-one (21) day period, it will not become effective or enforceable, and Employee will not receive the benefits described in the Source Agreement.
(c)            Revocation Period and Effective Date.  Employee has seven (7) calendar days after signing this Agreement to revoke it.  To revoke this Agreement after signing it, Employee must deliver a written notice of revocation to the Company's Chief Executive Officer before the seven (7) day period expires.  This Agreement shall not become effective until the eighth (8th) calendar day after Employee signs it ("Effective Date").  If Employee revokes this Agreement, it will not become effective or enforceable, and she will not receive the benefits described in the Source Agreement.

(d)            Acceptance.  Employee agrees and accepts this Agreement.  Employee acknowledges that she has not signed this Agreement relying on anything not set out herein.  Employee acknowledges that if she is signing this before ____________, she has decided not to wait for the full twenty-one (21) day period, even though she has the right to do so.
1.5            Non-Admission.  This Agreement shall not be construed as an admission by Employee or any Released Party of any liability, breach of any agreement, or violation of any statute, law or regulation, nor shall it be construed as an admission of any deficient performance or breach of any professional obligation.
1.6            Governing Law.  This Agreement is governed by the laws of the State of Indiana that apply to contracts executed and to be performed entirely within the State of Indiana without giving effect to the rules governing the conflicts of laws, and without the aid of any canon, custom, or rule of law requiring construction against the drafter, and regardless of whether a party changes domicile or residence.
1.7            Successors and Assigns.  Employee's obligations will bind her heirs, successors, and assigns, to the benefit of the Company and the Bank.  The Company and the Bank shall have the right to assign this Agreement to any of the Company's or the Bank's successors, assigns, or affiliates or to any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with the Company or the Bank.  This Agreement shall be binding upon the successors and permitted assigns of the Company and the Bank.
1.8            Headings; Definitions.  The headings in the Agreement are for convenience only and shall not affect the meaning of the terms as set out in the text.  Any capitalized terms not defined in this Agreement will have the meaning assigned to those terms in the Employment Agreement.
1.9            Attorney's Fees.  In any dispute involving this Agreement, each Party shall be responsible for their own attorney's fees and costs.
1.10            Severability.  It is further understood and agreed that if any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions shall nevertheless continue to be valid and enforceable.
1.11            Complete Agreement.  This Agreement represents and contains the entire understanding between the Parties in connection with the subject matter of this Agreement.  It is expressly acknowledged and recognized by all Parties that there are no oral or written collateral agreements, understandings or representations between the Parties other than as contained in this document.  Any modifications to this Agreement must be in writing and signed by both Parties to be effective.
1.12            Counterparts.  This Agreement may be executed in duplicate originals, each of which is equally admissible in evidence, and each original shall fully bind each party who executed it.  An e-mailed or facsimile copy of the signature may be submitted as proof of execution; however, Employee shall send the original executed agreement by U.S. Mail to the Company's Chief Executive Officer no later than three (3) days after signature.

This Agreement consists of ______ pages, not including any exhibits.

Date

Agreed by Mid-Southern Savings Bank, FSB

By:	Date:
Its:

Agreed by Mid-Southern Bancorp, Inc.

By:	Date:
Its: